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                                                                    EXHIBIT 23.2




                        CONSENT OF INDEPENDENT AUDITORS

23 July 1999

Dear Sirs

We consent to the incorporation by reference in the registration statements S-8 to be filed on or about 23 July 1999 of Sunterra Corporation (formerly Signature Resorts Inc) of our report dated March 27, 1997, with respect to the consolidated financial statements of LSI Group Holdings Plc (now Sunterra Europe (Ground Holdings) plc) at December 31, 1996, which report appears in the December 31, 1998 annual report on form 10-K of Sunterra Corporation.



Yours faithfully

/s/ KPMG

KPMG
Chartered Accountants